Exhibit 99.1

MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                   PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Entest Biomedical, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Entest Biomedical, Inc. (A Development Stage Company) as of August 31, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on August 22, 2008 through August 31, 2008. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entest Biomedical, Inc. (A Development Stage Company) as of August 31, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on August 22, 2008 through August 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has net losses of $408, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada
July 8, 2009

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

Entest Biomedical, Inc.
(A Development Stage Company)

Balance Sheet

As of
August 31, 2008

ASSETS

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS' EQUITY
TOTAL LIABILITIES	-

STOCKHOLDERS' EQUITY
Common Stock, (No Par Value)
1500 shares authorized; 1500
shares issued and outstanding as of August 31, 2008	408
Additional paid in Capital	-
Deficit accumulated during the development stage	(408)

Total Stockholders' Equity (Deficit)	$-

TOTAL LIABILITIES
& STOCKHOLDERS' EQUITY	$-

The accompanying notes are an integral part of these financial statements.

Entest Biomedical, Inc.
(A Development Stage Company)

Statement of Operations

Period from Inception
(August 22, 2008)
to
August 31, 2008

REVENUES

Total Revenues	$0

COSTS AND EXPENSES
Incorporation Costs	408

Total Costs and Expenses	408

OPERATING LOSS	(408)

LOSS BEFORE INCOME TAXES	(408)
Income Taxes	0

NET INCOME (LOSS)	$(408)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE	$(0.272)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	1,500

The accompanying notes are an integral part of these financial statements.

Entest BioMedical, Inc
(A Development Stage Company)

Statement of Stockholders' Equity
From August 22, 2008 (Inception)through August  31, 2008

			Additional	Accumulated Deficit
	Common		Paid-in	during the
	Shares	Amount	Capital	Development Stage	Total

Shares issued to parent	1,500	408	0		408
Net Loss August 22, 2008
through August 31, 2008				(408)	(408)
Balance August 31, 2008	1,500	408	0	(408)	0

The accompanying notes are an integral part of these financial statements.

Entest BioMedical, Inc.
(A Development Stage Company)

Statement of Cash Flow

Period from Inception
(August 22, 2008)
to August 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES

Net (loss)	$(408)

Net Cash Provided by (Used in) Operating Activities	(408)

CASH FLOWS FROM FINANCING ACTIVITIES

Common stock issued for cash	408

Net Cash Provided by (Used in) Financing Activities	408

Net Increase (Decrease) in Cash	0

Cash at Beginning of Period	0

Cash at End of Period	$-

Supplemental Information:	None

The accompanying notes are an integral part of these financial statements.

Entest BioMedical, Inc.
(A Development Stage Company)

Notes to Financial Statements
For the period from August 22, 2008 (Inception) to August 31, 2008

NOTE 1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Entest BioMedical, Inc., Inc. (the “Company”) was incorporated in the State of California on August 22, 2008. The Company's activities from inception to August 31, 2008 have consisted primarily of organizational activities.  The Company intends to develop and commercialize stem cell based therapies, medical devices and medical testing procedures.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted an August 31 fiscal year-end.

B. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

C. DEVELOPMENT STAGE

The Company is a development stage company that devotes substantially all of its efforts in the development of its plan to develop and commercialize stem cell based therapies, medical devices and medical testing procedures.

D. CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F. BASIC EARNINGS (LOSS) PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective October 6, 1998 (inception).

Basic net loss per share amounts is computed by dividing the net income by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

NOTE 3. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $408 during the period from August 22, 2008 (inception) through August 31, 2008. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds by obtaining governmental and non governmental grants as well as offering securities for cash. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings. Management can give no assurance that any governmental or non governmental grant will be obtained by the Company despite the Company’s best efforts.

NOTE 4. RECENT ACCOUNTING PRONOUNCEMENTS

Recent Accounting Pronouncements

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The  adoption of FSP FAS 157-4 did not  have an impact on the Company’s  financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. The Company is not required to adopt FSP EITF 03-6-1; neither does the Company believe that FSP EITF 03-6-1 would have material effect on its financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS No. 161 did not have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. SAB No. 110  did not have an impact on the Company’s  financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.   FAS No. 141 did not  have an impact on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.   SFAS No. 159 did not have an impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. SFAS No. 157 did not have an impact on the Company’s financial position, results of operations or cash flows.

NOTE 5. RELATED PARTY TRANSACTION

During the period beginning August 22, 2008 (inception) and ending August 31, 2008 the Company issued 1,500 common shares to Bio-Matrix Scientific Group, Inc. (“BMSN”), a Delaware corporation and the company’s sole shareholder, for consideration consisting of $408 in cash utilized to pay the Company’s incorporation expenses

During the period beginning August 22, 2008 (inception) and ending August 31, 2008 the Company utilized office space and certain administrative support services provided by BMSN at no charge to the Company.

NOTE 6. STOCK TRANSACTIONS

On August 23, 2008 the Company issued 1,500 shares of common stock to BMSN for consideration of $408.

NOTE 7. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of August 31, 2008:

Common stock, $ no par value; 1,500 shares authorized: 1,500 shares issued and outstanding.

On June 4, 2009 the company’s certificate of incorporation was amended to authorize the Company to issue 100,000,000 shares of common stock at $0.00001 par value

NOTE 8. SUBSEQUENT EVENTS

On October 23, 2008 The Regents of the University of California (“Regents”) and the Company executed an Exclusive License Agreement (“ELA”).

Pursuant to the ELA and subject to the limitations set forth in the ELA, The Regents  granted to the Company an exclusive license (the "License") under The Regents’ interest in Provisional Patent Application No. 61/030,316 entitled “SCREENING TEST FOR GESTATIONAL DIABETES MELLITUS” filed 02/21/2008 (UCLA Case No. 2007-523-1) (“Regents Patent Rights”) in jurisdictions where Regents' Patent Rights exist, to make, have made, use, sell, offer for sale and import Licensed Products (as “Licensed Products” is defined in the ELA) and to practice Licensed Methods (as “Licensed Methods” is defined in the ELA) in all fields of use to the extent permitted by law.

"Licensed Product", as defined in the ELA,  means any article, composition, apparatus, substance, chemical, or any other material covered by Regents' Patent Rights or whose manufacture, use or sale would, absent the license granted under the ELA, constitute an infringement, inducement of infringement, or contributory infringement, of any claim within Regents' Patent Rights, or any service, article, composition, apparatus, chemical, substance, or any other material made, used, or sold by or utilizing or practicing a Licensed Method.

"Licensed Method", as defined in the ELA, means any process, service, or method which is covered by Regents' Patent Rights or whose use or practice would, absent the license granted under the ELA, constitute an infringement, inducement of infringement, or contributory infringement, of any claim within Regents' Patent Rights.

Pursuant to the ELA, The Company shall be obligated to pay to The Regents for sales by The Company and sublicensees:

(i) an earned royalty of Six percent (6%) of Net Sales of Licensed Products or Licensed Methods.

(ii) a minimum annual royalty of Fifty thousand dollars ($50,000) for the life of Regents' Patent Rights, beginning one year after the first commercial sale of Licensed Product.  The minimum annual royalty will be credited against the earned royalty due and owing for the calendar year in which the minimum payment was made.

(iii) pay to The Regents a license maintenance fee of Five thousand dollars ($5,000) beginning on the one-year anniversary date of the effective date of the ELA and continuing annually on each anniversary date of the Effective Date.  The maintenance fee will not be due and payable on any anniversary date of the effective date if on that date Licensee is commercially selling a Licensed Product and paying an earned royalty to The Regents on the sales of that Licensed Product.

Pursuant to the ELA, The Company is also obligated to:

(a) diligently proceed with the development, manufacture and sale ("Commercialization") of Licensed Products and must earnestly and diligently endeavor to market them within a reasonable time after execution of the ELA and in quantities sufficient to meet the market demands for them.

(b) endeavor to obtain all necessary governmental approvals for the Commercialization of Licensed Products.

Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of the ELA, the ELA remains in effect for the life of the last-to-expire patent or last to be abandoned patent application in Regents' Patent Rights, whichever is later.

On June 15, 2009 the Company entered into an agreement with BMSN whereby the Company has agreed to sublease approximately 3,000 square feet of office space from BMSN for a term of 3 years for consideration consisting of monthly rental payments of $4,100 per month.

On June 15, 2009 the Company entered into an agreement (“Agreement”) with BMSN whereby BMSN will make available the services of Dr. Brian Koos. Pursuant to this Agreement Dr. Koos will:

(i)            Advise the Company in determining specific studies and time-lines that are needed

 (a) to establish the clinical usefulness of a Screening Test for Gestational Diabetes licensed by the Company from the Regents of the University of California  (the "Screening Test") and

(b) to create a new rapid analysis method for screening large populations (collectively, the "Technology").

(ii)          Advise the Company in:

(a) the design and completion of the specific studies that demonstrate the clinical usefulness of the Screening Test and

(b) establishing and validating a new method for rapid screening of large populations.

The Term of the Agreement is 5 years. The Company is obligated to compensate BMSN in the amount of $10,000 pursuant to this Agreement

Dr. Brian Koos is currently a professor of Obstetrics and Gynecology at the David Geffen School of Medicine at UCLA and also serves on the Company’s Scientific Advisory Board.

In May 2009, the Company submitted a Project Summary Report to the U.S. Army Medical Research and Material Command (USAMRMC) for consideration of funding to study the therapeutic potential of Adipose Derived Stem Cells harvested from liposuction for treating Traumatic Brain Injury. As of June 24, 2009, the Company is awaiting a response from USAMRMC.